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                                                                    Exhibit 3.17


                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                         HUNTSMAN ETHYLENEAMINES LTD.


     This Certificate of Limited Partnership of Huntsman Ethyleneamines Ltd. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Texas Revised Limited Partnership Act (the "Act").

     1.    The name of the limited partnership is Huntsman Ethyleneamines Ltd.

     2. The address of the registered office of the Partnership is 350 North St. Paul Street, Dallas, Texas 75201, and the name and address of the registered agent for service of process on the Partnership required to be maintained by Section 1.06 of the Act are CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201.

     3. The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is 3040 Post Oak Boulevard, Houston, Texas 77056.

     4. The name of the General Partner is Huntsman EA Holdings LLC, and the mailing address of its business is 3040 Post Oak Boulevard, Houston, Texas 77056.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of December, 2000.

                                 GENERAL PARTNER:

                                     HUNTSMAN EA HOLDINGS LLC,
                                     a Delaware limited liability company,


                                     By: ______________________________________
                                     Name: ____________________________________
                                     Title: ___________________________________